EXHIBIT 99.1



                                  KROGER 3QTR OPER NET PER SHARE:
                                  49 CENTS VS. 43 CENTS


    CINCINNATI, Ohio, October 18, 1995 --- The Kroger Co. said today that 1995 third quarter earnings per share before an extraordinary charge increased 14 percent to 49 cents per share, fully diluted, from 43 cents in last year's third quarter.
    Earnings before the extraordinary charge totaled $62.7 million, compared to $51.2 million in the prior year third quarter. After the extraordinary charge of $1.5 million for the early retirement of debt, Kroger's net earnings were $61.2 million, or 48 cents per fully diluted share, versus earnings of $36 million, or 31 cents per share, in the 1994 third quarter.
    Operating cash flow rose 8.8 percent to $299.0 million, a record for the third quarter, compared to $274.8 million in the third quarter a year ago.
    Identical food store sales increased 1.4 percent. Food store sales increased 5.0 percent while total sales rose 4.6 percent to a third quarter record $6.96 billion from $6.65 billion.
    Year-to-date, Kroger said operating earnings before the extraordinary charge totaled $209.6 million, or $1.66 per fully diluted share. Operating cash flow increased 9.6 percent to $847.9 million, and sales increased 4.1 percent to $18.1 billion.
    Kroger Chairman and Chief Executive Officer Joseph A. Pichler said the third quarter results -- the twelfth consecutive quarter of improved performance -- reflect the positive impact of the Company's accelerated store construction, improvements in productivity, cost reductions in procurement and distribution, and the payback from investments in new technologies.
    Pichler noted that these programs, plus the conversion of the $200 million in Convertible Junior Subordinated Notes during the quarter, enabled the Company to reduce net operating working capital to $6 million in this year's third quarter from $200 million in the comparable 1994 quarter and reduce debt by $437 million while increasing capital expenditures versus 1994.
    "In 1993, we established a strategy for growth from existing assets, new stores, and improvements in the fundamentals --- technology, distribution, and productivity enhancements. By adhering to this strategy, Kroger is achieving consistently stronger results," Pichler said. He added that Kroger-label brands continue to make a solid contribution to sales and profits.
    During the third quarter, Kroger opened or expanded 18 food stores, for a total of 48 stores year-to-date. This is on target with the Company's plan to expand retail square footage by 5-6 percent per year in 1994-96.
    During the quarter, Kroger converted all of its remaining $200 million of 6-3/8 percent Convertible Junior Subordinated Notes into approximately 10.7 million shares of common stock. The conversion reduced the Company's annual interest expense by approximately $13 million.
    Long-term debt at the end of the third quarter was $3.5 billion, compared to $3.9 billion in last year's third quarter.

                            The Kroger Co.
                          Sales and Earnings


                  3rd Qtr                  3rd Qtr         Percent
                  10/7/95                  10/8/94
               --------------           --------------     -------
Sales          $6,959,216,406           $6,650,256,497       4.6
               ==============           ==============      ======

EBITD <F1>     $  298,989,785           $  274,798,392       8.8



Non-EBITD
charges <F2>
               $   (4,615,386)          $  (10,363,635)

LIFO           $   (9,500,000)          $   (9,000,000)

Interest       $  (93,429,999)          $ (100,722,437)

Depreciation
               $  (89,423,647)          $  (82,573,948)
               ---------------          ---------------
Pre-tax earnings
before extraordinary
loss           $  102,020,753           $   72,138,372

Tax expense <F3>

               $  (39,344,227)          $  (20,941,468)
               ---------------          ---------------
Earnings before
extraordinary
loss           $   62,676,526           $   51,196,904

Extraordinary
loss <F4>      $   (1,515,522)          $  (15,174,978)
               ---------------          ---------------

Net earnings
               $   61,161,004           $   36,021,926
               ===============          ===============

Primary earnings
(loss) per common
share:

From operations         $0.52                    $0.45

From extraordinary
loss <F4>              ($0.01)                  ($0.13)
               ---------------          ---------------
Primary net earnings
per common share
                        $0.51                    $0.32
               ===============          ================
Fully-diluted earnings
(loss) per common
share:

From operations         $0.49                    $0.43

From extraordinary
loss <F4>              ($0.01)                  ($0.12)
               ----------------           ----------------

Fully-diluted net earnings
per common share        $0.48                    $0.31
               =================          ================

Number of shares used
in primary per share
calculation       121,616,810              114,193,932

Number of shares used
in fully-diluted per share
calculation       129,019,053              131,710,957

[FN]
<F1>  EBITD represents pre-tax earnings before interest, depreciation and LIFO as defined in the Company's Bank Credit Agreement.
<F2>  Represents the additional quarterly charge related to FASB 106 in 1995 and
1994 and a $4.3 million contribution to The Kroger Co. Foundation in 1994 which are excluded from EBITD as defined by the Company's Bank Credit Agreement.
<F3>  Tax expense in 1994 included a $5.9 million credit (4 cents per fully diluted share) from the donation to The Kroger Co. Foundation.
<F4>  Represents the after-tax loss from the early retirement of debt.

                    3 Qtrs                   3 Qtrs        Percent
                    10/7/95                  10/8/94
               ---------------          ---------------    -------
Sales          $18,077,060,606          $17,373,288,759       4.1
               ===============          ===============    =======

EBITD <F1>     $   847,923,640          $   773,516,954       9.6

Non-EBITD
charges <F2>
               $   (11,538,462)         $   (19,363,635)

LIFO charge
               $   (16,500,000)         $   (15,500,000)

Interest       $  (243,392,767)         $  (251,762,289)

Depreciation
               $  (231,669,983)         $  (209,267,648)
               _______________          _______________
Pre-tax earnings before
extraordinary
loss           $   344,822,428          $   277,623,382

Tax
expense <F3>   $  (135,205,174)         $  (100,758,179)
               ----------------         ----------------
Earnings before
extraordinary
loss           $   209,617,254          $   176,865,203

Extraordinary
loss <F4>      $   (12,302,762)         $   (26,152,600)
               ----------------         ----------------

Net earnings
               $   197,314,492          $   150,712,603
               ================         ================

Primary earnings (loss)
per common
share:

From operations          $1.78                    $1.56


From extraordinary
loss <F4>                (0.10)                  ($0.23)
                  ---------------          -----------------

Primary net earnings
per common share
                         $1.68                    $1.33
                  ===============          ==================

Fully-diluted earnings (loss)
per common share:

From operations          $1.66                    $1.45

From extraordinary
loss <F4>               ($0.10)                  ($0.20)
                 -----------------          ----------------

Fully-diluted net earnings
per common share
                         $1.56                    $1.25
                 =================          ================

Number of shares used in
primary per share
calculation
                    117,668,835              113,125,977


 Number of shares used in
 fully-diluted per share
 calculation
                    128,441,440              130,921,078

<F1>  EBITD represents pre-tax earnings before interest, depreciation and LIFO as defined in the Company's Bank Credit Agreement.
<F2>  Represents the additional quarterly charge related to FASB 106 in 1995 and
1994, and a $4.3 million contribution to The Kroger Co. Foundation in 1994 which are excluded from EBITD as defined by the Company's Bank Credit Agreement.
<F3>  Tax expense in 1994 included a $5.9 million credit from the donation to
The Kroger Co. Foundation.
<F4>  Represents the after-tax loss from the early retirement of debt.